UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019 (March 29, 2019)

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elements of Total Compensation

On March 29, 2019, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”) determined to rebalance the principal elements of total compensation for the Company’s named executive officers (“NEOs”) and other executives. This rebalancing shifts a significant portion of the NEO’s total pay package from the Company’s annual incentive plan to its long-term retention program.

Adoption of the 2019 Long Term Retention Program

On March 29, 2019, the Board approved the adoption of the 2019 Long Term Retention Program (the “2019 LTRP”) and established the target award for each NEO under the 2019 LTRP. The 2019 LTRP provides the NEOs, along with other members of senior management, with the opportunity to receive cash payments annually for a period of six years (with the first payment occurring on or about March 31, 2020), subject to continued employment on each payment date (other than in specified circumstances). Under the 2019 LTRP, each NEO shall receive:

•	16.66% of half of his or her target 2019 LTRP award annually for a period of six years (with the first payment occurring on or about March 31, 2020) (the “Annual Fixed Payment”); and

•	on each date the Company pays the Annual Fixed Payment, each NEO will also receive a payment equal to the product of (i) 16.66% of half of the NEO’s target 2019 LTRP award and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of 2018. For purposes of the 2019 LTRP, the “Applicable Year Stock Price” is the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on the NASDAQ.

The target 2019 LTRP awards for our NEOs are set forth below.

Name	Title	Target 2019 LTRP Award
Marcos Galperin	President & Chief Executive Officer	$6,139,585
Pedro Arnt	Executive Vice President & Chief Financial Officer	$1,594,002
Stelleo Tolda	Executive Vice President & Chief Operating Officer	$1,628,840
Osvaldo Giménez	Executive Vice President – Payments	$1,598,537
Daniel Rabinovich	Executive Vice President and Chief Technology Officer	$1,594,002

The foregoing description of the 2019 LTRP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 LTRP.

Approval of Transition Bonuses to be Paid to Each NEO

On March 29, 2019, the Board approved a one-time Transition Bonus for each NEO which will be paid out over three years, beginning in 2020, subject to continued employment on each payment date. The Transition Bonus is intended to fill a one-time gap in the total pay package that arises from the rebalancing described above.

The Transition Bonuses for our NEOs are set forth below.

		Transition Bonus
Name	Title	2020	2021	2022
Marcos Galperin	President & Chief Executive Officer	$185,441	$185,441	$185,441
Pedro Arnt	Executive Vice President & Chief Financial Officer	$90,234	$90,234	$90,234
Stelleo Tolda	Executive Vice President & Chief Operating Officer	$123,683	$123,683	$123,683
Osvaldo Giménez	Executive Vice President – Payments	$94,588	$94,588	$94,588
Daniel Rabinovich	Executive Vice President and Chief Technology Officer	$90,234	$90,234	$90,234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: April 4, 2019	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer